UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 21, 2023

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Drive Post Office Box 98510 Las Vegas , Nevada 89193 (702) 876-7237	Delaware	81-3881866

001-07850	Southwest Gas Corporation 8360 S. Durango Drive Post Office Box 98510 Las Vegas , Nevada 89193 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 23, 2023, Southwest Gas Corporation (the “Company”), a wholly owned subsidiary of Southwest Gas Holdings, Inc. (the “Parent”), completed a public offering of $300 million aggregate principal amount of 5.450% Senior Notes due 2028 (the “Notes”) pursuant to an Underwriting Agreement, dated March 21, 2023, with BofA Securities, Inc., J.P. Morgan Securities LLC, TD Securities (USA)
LLC,

U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC as representatives of the underwriters named therein (the “Underwriting Agreement”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form
S-3
(File
No. 333-251074-01)
filed with the Securities and Exchange Commission on December 2, 2020. The Company received net proceeds from the sale of the Notes of approximately $296.5 million, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to repay the outstanding amounts under the Company’s credit facility and the remainder for general corporate purposes.
The Notes were issued pursuant to an Indenture, dated as of June 4, 2020 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and a Fifth Supplemental Indenture, dated as of March 23, 2023, between the Company and the Trustee (the “Fifth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Indenture provides for customary events of default and includes certain covenants, including, but not limited to, restrictions on the Company’s ability to issue indebtedness for borrowed money secured by a lien and enter into certain sale and lease-back transactions.
The Notes bear interest at a fixed rate equal to 5.450% per year, payable semi-annually in arrears on March 23 and September 23 of each year beginning on September 23, 2023. The Notes are unsecured and unsubordinated obligations of the Company and are not guaranteed by the Parent. The Notes rank equal in right of payment with all existing and future senior unsecured debt of Southwest Gas Corporation and senior in right of payment to all existing and future subordinated debt of Southwest Gas Corporation. The Notes will mature on March 23, 2028. At any time prior to February 23, 2028 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a
360-day
year consisting of twelve
30-day
months) at the Treasury Rate plus 30 basis points, less (b)
interest accrued to the date of redemption; and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest to the redemption date. On or after the Par Call Date, the Company may redeem the Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to the redemption date.
The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation under an
Off-Balance
Sheet Arrangement of Registrant.
The disclosure set forth under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 21, 2023, by and among Southwest Gas Corporation and BofA Securities, Inc., J.P. Morgan Securities, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Fifth Supplemental Indenture, dated March 23, 2023, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of 5.450% Senior Note due 2028 (included in Exhibit 4.1)

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Notes

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

104	Cover Page formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: March 23, 2023	/s/ Robert J. Stefani
Robert J. Stefani
Senior Vice President/Chief Financial Officer

SOUTHWEST GAS CORPORATION

Date: March 23, 2023	/s/ Robert J. Stefani
Robert J. Stefani
Senior Vice President/Chief Financial Officer